Exhibit (a)(2)

CLAYTON STREET TRUST

TRUST INSTRUMENT

DATED DECEMBER 7, 2015,

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CLAYTON STREET TRUST

TRUST INSTRUMENT

This TRUST INSTRUMENT is entered into as of December 7, 2015 by the Trustees (as defined herein) and shareholders, to establish a statutory trust for the investment and reinvestment of funds contributed to the Series (as defined herein) of the Trust (as defined herein) by investors. The Trustees declare that all money and property contributed to the Trust or a Series of the Trust shall be held and managed in trust pursuant to this Trust Instrument. The name of the Trust created by this Trust Instrument is Clayton Street Trust.

ARTICLE I

DEFINITIONS

Unless otherwise provided or required by the context:

(a)       “Advisory Board” refers to the Advisory Board of the Trust established in accordance with Article III, Section 3.

(b)       “Bylaws” means the Bylaws of the Trust adopted by the Trustees, as amended from time to time;

(c)       “Class” means any class of Shares of a Series established pursuant to Article IV;

(d)       “Commission,” “Interested Person,” and “Principal Underwriter” have the meanings provided in the 1940 Act;

(e)       “Covered Person” means a person so defined in Article IX, Section 2;

(f)       “Delaware Act” means Chapter 38 of Title 12 of the Delaware Code entitled “Treatment of Delaware Statutory Trusts,” as amended from time to time;

(g)       “Majority Shareholder Vote” means “the vote of a majority of the outstanding voting securities” as defined in the 1940 Act;

(h)       “Net Asset Value” means the net asset value of each Series of the Trust, determined as provided in Article V, Section 4;

(i)       “Outstanding Shares” means Shares shown in the books of a Series or its transfer agent as then issued and outstanding, but does not include Shares which have been repurchased or redeemed by the Trust and which are held in the treasury of such Series;

(j)       “Series” means a series of Shares established pursuant to Article IV;

(k)       “Series Property” means any and all property, real or personal, tangible or intangible, that is owned or held by or for a Series or the Trustees on behalf of such Series;

(l)       “Shareholder” means a record owner of Outstanding Shares;

(m)       “Shares” means the equal proportionate transferable units of interest into which the beneficial interest of each Series or Class is divided from time to time (including whole Shares and fractions of Shares);

(n)       “Trust” means Clayton Street Trust established hereby;

(o)       “Trustees” means the persons who have signed this Trust Instrument, so long as they shall continue in office in accordance with the terms hereof, and all other persons who may from time to time be duly qualified and serving as Trustees in accordance with Article II, in all cases in their capacities as Trustees hereunder;

(p)       “Trust Property” means any and all property, real or personal, tangible or intangible, which is owned or held by the Trust or the Trustees on behalf of the Trust;

(q)       The “1940 Act” means the Investment Company Act of 1940, as amended from time to time.

ARTICLE II

THE TRUSTEES AND THE ADVISORY BOARD

Section 1       Management of the Trust.

The business and affairs of the Trust and each Series shall be managed by or under the direction of the Trustees, and they shall have all powers necessary or desirable to carry out that responsibility. The purpose of the Trust is to conduct, operate and carry on the business of a management investment company registered under the 1940 Act through one or more Series and to carry on such other business as the Trustees may from time to time determine pursuant to their authority under this Trust Instrument. In furtherance of the foregoing, it shall be the purpose of the Trust to do everything necessary, suitable, convenient or proper for the conduct, promotion and attainment of any businesses and purposes which at any time may be incidental or may appear conducive or expedient for the accomplishment of the business of an investment company registered under the 1940 Act and which may be engaged in or carried on by a trust organized under the Delaware Act, and in connection therewith the Trust shall have and may exercise all of the powers conferred by the laws of the State of Delaware upon a Delaware statutory trust. The Trustees may execute all instruments and take all action they deem necessary or desirable to promote the interests of the Trust and each Series. Any determination made by the Trustees in good faith as to what is in the interests of the Trust or a Series, as applicable, shall be conclusive.

Section 2       Election and Number of Trustees.

Immediately following adoption of this Trust Instrument, the Trustees of the Trust shall be the persons signing this Trust Instrument. The number of Trustees shall be fixed from time to time by a majority of the Trustees; provided, that there shall be at least one (1) Trustee. The Shareholders shall elect the Trustees (other than the initial Trustee) on such dates as the Trustees may fix from time to time. Shareholders shall not be entitled to elect Trustees except as required by the 1940 Act or under this Trust Instrument.

Section 3       Term of Office of Trustees.

Each Trustee shall hold office for life or until his successor is elected or the Trust terminates; except that (a) any Trustee may resign by delivering to the other Trustees or to any Trust officer a written resignation effective upon such delivery or a later date specified therein; (b) any Trustee who requests to be retired, or who has become physically or mentally incapacitated or is otherwise unable to serve, may be retired by a written instrument signed by a majority of the other Trustees, specifying the effective date of retirement; (c) any Trustee shall be retired or removed with or without cause at any time upon the unanimous written request of the remaining Trustees; and (d) any Trustee may be removed at any meeting of the Shareholders by a vote of at least two thirds of the Outstanding Shares.

Section 4       Vacancies; Appointment of Trustees.

Whenever a vacancy exists, regardless of the reason for such vacancy, the remaining Trustees may appoint any person as they determine in their sole discretion to fill that vacancy, consistent with the limitations under the 1940 Act, including Section 10 thereunder. No appointment of any Trustee shall take effect if such appointment would cause the number of Trustees who are Interested Persons to exceed the number permitted by Section 10 of the 1940 Act. Such appointment shall be made by a written instrument signed by a majority of the Trustees or by a resolution of the Trustees, duly adopted and recorded in the records of the Trust, specifying the effective date of the appointment. The Trustees may appoint a new Trustee as provided above in anticipation of a vacancy expected to occur because of the retirement, resignation, or removal of a Trustee, or an increase in number of Trustees, provided that such appointment shall become effective only at or after the expected vacancy occurs. As soon as any such Trustee has accepted his appointment in writing, the trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance, and he shall be deemed a Trustee hereunder. The Trustees’ power of appointment is subject to Section 16(a) of the 1940 Act.

Section 5       Temporary Vacancy or Absence.

Whenever a vacancy in the Trustees shall occur, until such vacancy is filled, or while any Trustee is absent from his domicile (unless that Trustee has made arrangements to be informed about, and to participate in, the affairs of the Trust during such absence), or is physically or mentally incapacitated, the remaining Trustees shall have all the powers hereunder and their certificate as to such vacancy, absence, or incapacity shall be conclusive. Any Trustee may, by power of attorney, delegate his powers as Trustee for a period not to exceed six (6) months, unless otherwise extended for one or more additional consecutive six (6) month periods, to any other Trustee or Trustees.

Section 6       Chairman.

The Trustees shall appoint one of their members to be Chairman of the Trustees. The Chairman shall preside at all meetings of the Trustees and Shareholders and shall have such other duties as may be assigned to the Chairman by the Trustees from time to time.

Section 7       Action by the Trustees.

The Trustees shall act by majority vote at a meeting duly called (including at a meeting by telephonic or other electronic means, unless the 1940 Act requires that a particular action be taken only at a meeting of the Trustees in person) at which a quorum is present or by written consent of a majority of Trustees (or such greater number as may be required by applicable law) without a meeting. To the extent permitted by the Delaware Act, a majority of the Trustees then in office shall constitute a quorum at any meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust. Meetings of the Trustees may be called orally or in writing by the Chairman of the Trustees or by any two other Trustees. Notice of the time, date and place of all Trustees meetings shall be given to each Trustee by telephone, facsimile or other electronic mechanism sent to his home or business address at least twenty-four hours in advance of the meeting or by written notice mailed to his home or business address at least seventy-two hours in advance of the meeting. Notice need not be given to any Trustee who attends the meeting without objecting to the lack of notice or who signs a waiver of notice either before or after the meeting. Subject to the requirements of the 1940 Act, the Trustees by majority vote may delegate to any Trustee or Trustees authority to approve particular matters or take particular actions on behalf of the Trust or any Series. Any written consent or waiver may be provided and delivered to the Trust by facsimile or other similar electronic mechanism.

Section 8       Ownership of Trust Property.

The Trust Property of the Trust and Series Property of each Series shall be held separate and apart from any assets now or hereafter held in any capacity other than as Trustee hereunder by the Trustees or any successor Trustees. All of the Trust Property and legal title thereto shall at all times be considered as vested in the Trustees on behalf of the Trust, except that the Trustees may cause legal title to any Trust Property to be held by or in the name of the Trust, or in the name of any person as nominee. All of the Series Property of a Series and legal title thereto shall at all times be considered as vested in the Trustees on behalf of such Series, except that the Trustees may cause legal title to any Series Property to be held in the name of any person as nominee. No Shareholder shall be deemed to have a severable ownership in any individual asset of the Trust or of any Series or any right of partition or possession thereof, but each Shareholder shall have, as provided in Article IV, a proportionate undivided beneficial interest in the Trust or Series represented by Shares.

Section 9       Effect of Trustees Not Serving.

The death, resignation, retirement, removal, incapacity, or inability or refusal to serve of the Trustees, or any one of them, shall not operate to annul the Trust or any Series or to revoke any existing agency created pursuant to the terms of this Trust Instrument.

Section 10       Trustees, etc. as Shareholders.

Subject to any restrictions in the Bylaws, any Trustee, officer, agent or independent contractor of the Trust or any Series may acquire, own and dispose of Shares to the same extent as any other Shareholder; the Trustees may issue and sell Shares to and buy Shares from any such person or any firm or company in which such person is interested, subject only to any general limitations herein.

ARTICLE III

POWERS OF THE TRUSTEES

Section 1     Powers.

The Trustees in all instances shall act as principals, free of the control of the Shareholders. The Trustees shall have full power and authority to take or refrain from taking any action and to execute any contracts and instruments that they may consider necessary or desirable in the management of the Trust and each Series. The Trustees shall not in any way be bound or limited by current or future laws or customs applicable to trust investments, but shall have full power and authority to make any investments which they, in their sole discretion, deem proper to accomplish the purposes of the Trust and each Series. The Trustees may exercise all of their powers without recourse to any court or other authority. Subject to any applicable limitation herein or in the Bylaws or resolutions of the Trust or any Series, the Trustees shall have power and authority, without limitation:

(a)       Subject to the limits of applicable law (including the provisions of the 1940 Act), to invest and reinvest cash and other property, and to hold cash or other property uninvested, without in any event being bound or limited by any current or future law or custom concerning investments by trustees, and to sell, exchange, lend, pledge, mortgage, hypothecate, write options on and lease any or all of the Trust Property or Series Property, as the case may be; to invest in obligations, securities and assets of any kind, including, but not limited to, securities issued by an investment company or any series thereof (whether registered under the 1940 Act or unregistered), including investing all of the assets of a Series in a single investment company, securities of any issuer that would be an investment company but for Section 3(c)(1) or 3(c)(7) of the 1940 Act, and other securities of any kind issued, created, guaranteed or sponsored by any and all persons, including the United States, individual states or the District of Columbia, territories and possessions of the United States, any political subdivision, agency or instrumentality of the United States and any foreign government or subdivision thereof, without regard to whether they may mature before the possible termination of the Trust or any Series, as applicable;

(b)       To operate as and carry on the business of an investment company registered under the 1940 Act, and exercise all the powers necessary and proper to conduct such a business;

(c)       To adopt Bylaws not inconsistent with this Trust Instrument providing for the conduct of the business of the Trust and each Series and to amend and repeal them to the extent such right is not reserved to the Shareholders;

(d)       To elect and remove such officers and appoint and terminate such agents as they deem appropriate;

(e)       To appoint and remove members of the Advisory Board in accordance with the provisions of Section 3 of this Article III.

(f)       To employ as custodian of any assets of the Trust or any Series, subject to any provisions herein or in the Bylaws, one or more banks, trust companies or companies that are members of a national securities exchange, or other entities permitted by the Commission to serve as such;

(g)       To retain one or more transfer agents and Shareholder servicing agents, or both;

(h)       To provide for the distribution of Shares either through a principal underwriter or distributor as provided herein or by the Trust or any Series, itself, or both, or pursuant to a distribution plan of any kind;

(i)       To set record dates in the manner provided for herein or in the Bylaws;

(j)       To delegate such authority as they consider desirable to any officers of the Trust and to any agent, independent contractor, manager, investment adviser, custodian or underwriter;

(k)       To sell or exchange any or all of the assets of the Trust or any Series, subject to Article X, Section 4;

(l)       To vote or give assent, or exercise any rights of ownership, with respect to other securities or property; and to execute and deliver powers of attorney delegating such power to other persons;

(m)       To exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of securities;

(n)       To hold any security or other property (i) in a form not indicating any trust, whether in bearer, book entry, unregistered or other negotiable form, or (ii) either in the Trust’s or Series’, as applicable, or Trustees’ own name or in the name of a custodian or a nominee or nominees, subject to safeguards according to the usual practice of statutory trusts or investment companies;

(o)       To establish separate and distinct Series with separately defined investment objectives and policies and distinct investment purposes, and with separate Shares representing beneficial interests in such Series, and to establish separate Classes, all in accordance with the provisions of Article IV;

(p)       To the full extent permitted by Section 3804 of the Delaware Act, to allocate assets, liabilities and expenses of the Trust to a particular Series and liabilities and expenses to a particular Class or to apportion the same between or among two or more Series or Classes, provided that any liabilities or expenses incurred by a particular Series or Class shall be payable solely out of the assets belonging to that Series or Class as provided for in Article IV, Section 4;

(q)       To consent to or participate in any plan for the liquidation, reorganization, consolidation or merger of any corporation or concern whose securities are held by the Trust or any Series; to consent to any contract, lease, mortgage, purchase, or sale of property by such corporation or concern; and to pay calls or subscriptions with respect to any security held by the Trust or any Series;

(r)       To compromise, arbitrate, or otherwise adjust claims in favor of or against the Trust or any matter in controversy including, but not limited to, claims for taxes;

(s)       To make distributions of income and of capital gains to Shareholders in the manner hereinafter provided for;

(t)       To borrow money;

(u)       To establish committees for such purposes, with such membership, and with such responsibilities as the Trustees may consider proper;

(v)       To issue, sell, repurchase, redeem, cancel, retire, acquire, hold, resell, reissue, dispose of and otherwise deal in Shares; to establish terms and conditions regarding the issuance, sale, repurchase, redemption, cancellation, retirement, acquisition, holding, resale, reissuance, disposition of or dealing in Shares; and, subject to Articles IV and V, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares any funds or property of the Trust or of the particular Series with respect to which such Shares are issued;

(w)       To adopt, establish and carry out pension, profit-sharing, share bonus, share purchase, savings, thrift and other retirement, incentive and benefit plans and trusts, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust or any Series;

(x)       To purchase and pay for entirely out of Trust Property or Series Property such insurance as the Trustees may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust or a Series or payment of distributions and principal on its portfolio investments, and, subject to applicable law and any restrictions set forth in the By-Laws, insurance policies insuring the Shareholders, Trustees, officers, employees, agents, investment advisers, Principal Underwriters, or independent contractors of the Trust or a Series, individually, against all claims and liabilities of every nature arising by reason of holding Shares, holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such person as Trustee, officer, employee, agent, investment adviser, Principal Underwriter, or independent contractor, including any action taken or omitted that may be determined to constitute negligence, whether or not the Trust would have the power to indemnify such Person against liability;

(y)       Subject to the 1940 Act, to engage in any other lawful act or activity in which a statutory trust organized under the Delaware Act may engage; and

(z)       To carry on any other business in connection with or incidental to any of the foregoing powers, to do everything necessary or desirable to accomplish any purpose or to further any of the foregoing powers, and to take every other action incidental to the foregoing business or purposes, objects or powers.

The clauses above shall be construed as objects and powers, and the enumeration of specific powers shall not limit in any way the general powers of the Trustees. Any action by one or more of the Trustees in their capacity as such hereunder shall be deemed an action on behalf of the Trust or the applicable Series, and not an action in an individual capacity. No one dealing with the Trustees shall be under any obligation to make any inquiry concerning the authority of the Trustees, or to see to the application of any payments made or property transferred to the Trustees or upon their order. In construing this Trust Instrument, the presumption shall be in favor of a grant of power to the Trustees.

Section 2       Certain Transactions.

Except as prohibited by applicable law, the Trustees may, on behalf of the Trust or any Series, buy any securities from or sell any securities to, or lend any assets of the Trust or any Series to, any Trustee or officer of the Trust or any firm of which any such Trustee or officer is a member acting as principal, or have any such dealings with any investment adviser, administrator, distributor or transfer agent for the Trust or any Series or with any Interested Person of such person. The Trust or any Series may employ any such person or entity in which such person is an Interested Person, as broker, legal counsel, registrar, investment adviser, administrator, distributor, transfer agent, dividend disbursing agent, custodian or in any other capacity upon customary terms.

Section 3       Advisory Board.

The Trustees may from time to time establish an Advisory Board having such rights, responsibilities and other characteristics as shall be specified in a written charter approved by the Trustees.

ARTICLE IV

SERIES; CLASSES; SHARES

Section 1       Establishment of Series or Classes.

The Trust shall consist of one or more Series. The Trustees hereby establish the Series listed in Schedule A attached hereto and made a part hereof. Each additional Series shall be established by the adoption of a resolution of the Trustees. The Trustees may divide the Shares of any Series into Classes. In such case each Class of a Series shall represent interests in the Series Property of that Series. The Trustees may designate the relative rights and preferences of the Shares of each Series or Class. The Trust shall maintain separate and distinct records for each Series and hold and account for the assets thereof in such records separately from the other assets of the Trust or of any other Series. A Series may issue any number of Shares and need not issue Shares. Each Share of a Series shall represent an equal beneficial interest in the net assets of such Series. Each holder of Shares of a Series or Class shall be entitled to receive his pro rata share of all distributions made with respect to such Series or Class. Upon redemption of his Shares, such Shareholder shall be paid solely out of the funds and property of such Series. The Trustees may change the name of any Series or Class at any time by adopting a resolution to such effect and updating Schedule A attached hereto. At any time that there are no shares outstanding of any particular Series (or Class) previously established and designated, the Trustees may by a majority vote abolish that Series (or Class) and rescind the establishment and designation thereof.

Section 2       Shares of Beneficial Interest.

The beneficial interest in the Trust shall be divided into Shares of one or more separate and distinct Series or Classes established by the Trustees. The number of Shares of each Series and Class is unlimited and each Share shall have a par value of $0.001 per Share. All Shares issued hereunder shall be fully paid and nonassessable. Shareholders shall have no preemptive or other right to subscribe to any additional Shares or other securities issued by the Trust or any Series. The Trustees shall have full power and authority, in their sole discretion and without obtaining Shareholder approval: to issue original or additional Shares at such times and on such terms and conditions as they deem appropriate; to issue fractional Shares and Shares held in the treasury; to establish and to change in any manner Shares of any Series or Classes with such preferences, terms of conversion, voting powers, rights and privileges as the Trustees may determine (but the Trustees may not change Outstanding Shares in a manner materially adverse to the Shareholders of such Shares); to divide or combine the Shares of any Series or Classes into a greater or lesser number; to classify or reclassify any unissued Shares of any Series or Classes into one or more Series or Classes of Shares; to abolish any one or more Series or Classes of Shares; to issue Shares to acquire other assets (including assets subject to, and in connection with, the assumption of liabilities) and businesses; and to take such other action with respect to the Shares as the Trustees may deem desirable.

Section 3       Investment in the Trust.

The Trustees shall accept investments in any Series from such persons and on such terms as they may from time to time authorize. At the Trustees’ discretion, such investments, subject to applicable law, may be in the form of cash or securities in which that Series is authorized to invest, valued as provided in Article V, Section 4. Investments in a Series shall be credited to each Shareholder’s account in the form of full or fractional Shares at the Net Asset Value per Share next determined after the investment is received or accepted as may be determined by the Trustees; provided, however, that the Trustees may, in their sole discretion, (a) impose a sales charge upon investments in any Series or Class or (b) determine the Net Asset Value per Share of the initial capital contribution. The Trustees shall have the right to refuse to accept investments in any Series at any time without any cause or reason therefor whatsoever.

Section 4       Assets and Liabilities of Series.

All consideration received by the Trust on behalf of a Series for the issue or sale of Shares of such Series, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof (including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be), shall be held and accounted for in the records of such Series separately from the other assets of the Trust and every other Series and are referred to as “assets belonging to” that Series. The assets belonging to a particular Series shall belong only to that Series for all purposes, and to no other Series or the Trust, subject only to the rights of creditors of that particular Series. Any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series shall be allocated by the Trustees between and among one or more Series as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series for all purposes, and such assets, earnings, income, profits or funds, or payments and proceeds thereof shall be included in the assets belonging to that Series. The assets belonging to a Series shall be so recorded upon the books of such Series, and shall be held by the Trustees in trust for the benefit of the Shareholders of that Series. The assets belonging to a Series shall be charged with the liabilities of that Series and all expenses, costs, charges and reserves attributable to that Series, except that liabilities and expenses allocated solely to a particular Class shall be borne by that Class. Any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series or Class shall be allocated and charged by the Trustees between or among any one or more of the Series or Classes in such manner as the Trustees deem fair and equitable. Each such allocation shall be conclusive and binding upon the Shareholders of all Series or Classes for all purposes.

Without limiting the foregoing, but subject to the right of the Trustees to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only, and not against the assets of the Trust generally or of any other Series. Notice of this contractual limitation on liabilities among Series has been included in the certificate of trust of the Trust, and accordingly the statutory provisions of Section 3804 of the Delaware Act relating to limitations on liabilities among Series (and the statutory effect under Section 3804 of setting forth such notice in the certificate of trust) are applicable to the Trust and each Series. Any person extending credit to, contracting with or having any claim against any Series may look only to the assets of that Series to satisfy or enforce any debt, liability, obligation or expense incurred, contracted or otherwise existing with respect to that Series. No Shareholder or former Shareholder of any Series shall have a claim on or any right to any assets allocated or belonging to any other Series. No Shareholder or former Shareholder of any particular Series shall have any claim or right to institute suit against the Trust or any Series with respect to any matter that does not directly affect that particular Series.

Section 5       Ownership and Transfer of Shares.

Each Series shall maintain a register containing the names and addresses of the Shareholders of such Series and each Class thereof, the number of Shares of each Series and Class held by such Shareholders, and a record of all Share transfers. The register shall be conclusive as to the identity of Shareholders of record and the number of Shares held by them from time to time. The Trustees may authorize the issuance of certificates representing Shares and adopt rules governing their use. The Trustees may make rules governing the transfer of Shares, whether or not represented by certificates.

Section 6       Status of Shares; Limitation of Shareholder Liability.

Shares shall be deemed to be personal property giving Shareholders only the rights provided in this Trust Instrument. Every Shareholder, by virtue of having acquired a Share, shall be held expressly to have assented to and agreed to be bound by the terms of this Trust Instrument and to have become a party hereto. No Shareholder shall be personally liable for the debts, liabilities, obligations and expenses incurred by, contracted for, or otherwise existing with respect to, the Trust or any Series. Neither the Trust nor the Trustees shall have any power to bind any Shareholder personally or to demand payment from any Shareholder for anything, other than as agreed by the Shareholder. Shareholders shall have the same limitation of personal liability as is extended to shareholders of a private corporation for profit incorporated in the State of Delaware. Every written obligation of the Trust or any Series shall contain a statement to the effect that such obligation may only be enforced against the assets of the Trust or such Series; however, the omission of such statement shall not operate to bind or create personal liability for any Shareholder or Trustee.

Section 7       Derivative Actions.

In addition to the requirements set forth in Section 3816 of the Delaware Act, a Shareholder may bring a derivative action on behalf of the Trust only if the following conditions are met:

(a)       The Shareholder or Shareholders must make a pre-suit demand upon the Trustees to bring the subject action unless an effort to cause the Trustees to bring such an action is not likely to succeed. For purposes of this Section 7(a), a demand on the Trustees shall only be deemed not likely to succeed and therefore excused if a majority of the Board of Trustees, or a majority of any committee established to consider the merits of such action, is composed of Trustees who are not “independent trustees” (as that term is defined in the Delaware Act).

(b)       Unless a demand is not required under paragraph (a) of this Section 7, Shareholders eligible to bring such derivative action under the Delaware Act who hold at least 10% of the Outstanding Shares of the Trust, or 10% of the Outstanding Shares of the Series or Class to which such action relates, shall join in the request for the Trustees to commence such action; and

(c)       Unless a demand is not required under paragraph (a) of this Section 7, the Trustees must be afforded a reasonable amount of time, with no less than 90 days, to consider such shareholder request and to investigate the basis of such claim. The Trustees shall be entitled to retain counsel or other advisers in considering the merits of the request and shall require an undertaking by the Shareholders making such request to reimburse the Trust for the expense of any such advisers in the event that the Trustees determine not to bring such action.

For purposes of this Section 7, the Board of Trustees may designate a committee of one Trustee to consider a Shareholder demand if necessary to create a committee with a majority of Trustees who are Independent Trustees.

ARTICLE V

DISTRIBUTIONS AND REDEMPTIONS

Section 1       Distributions.

The Trustees may declare and pay dividends and other distributions from the assets belonging to each Series. The amount and payment of dividends or distributions and their form, whether they are in cash, Shares or other Trust Property, shall be determined by the Trustees. Dividends and other distributions may be paid pursuant to a standing resolution adopted once or more often as the Trustees determine. All dividends and other distributions on Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of Shares of that Series they held on the record date established for such payment, except that such dividends and distributions shall appropriately reflect expenses allocated to a particular Class of such Series. The Trustees may adopt and offer to Shareholders such dividend reinvestment plans, cash dividend payout plans or similar plans as the Trustees deem appropriate.

Section 2       Redemptions.

Each Shareholder of a Series or Class thereof shall have the right at such times as may be permitted by the Trustees, on any business day to require the Trust to redeem all or any part of the Shareholder’s Shares of a Series or Class at a redemption price per Share equal to the Net Asset Value per Share. In the absence of such resolution, the redemption price per Share shall be the Net Asset Value next determined after receipt by the Series of a request for redemption in proper form less such charges as are determined by the Trustees and described in any required disclosure document. The Trustees may specify conditions, prices, and places of redemption, and may specify binding requirements for the proper form or forms of requests for redemption.

Payment of the redemption price may be wholly or partly in securities or other assets at the value of such securities or assets used in such determination of Net Asset Value, or may be in cash. Upon redemption, Shares may be reissued from time to time. The Trustees may require Shareholders to redeem Shares for any reason under terms set by the Trustees, including the failure of a Shareholder to supply a personal identification number if required to do so, or to have the minimum investment required, or to pay when due for the purchase of Shares issued to him. To the extent permitted by law, the Trustees may retain the proceeds of any redemption of Shares required by them for payment of amounts due and owing by a Shareholder to the Trust or any Series or Class. Notwithstanding the foregoing, the Trustees may postpone payment of the redemption price and may suspend the right of the Shareholders to require any Series to redeem Shares during any period of time when and to the extent permissible under the 1940 Act or any exemptive relief therefrom.

Section 3       Redemption by Trust.

The Trustees may cause the Trust to redeem the Shares of any Series or Class held by a Shareholder at the redemption price that would be applicable if such Shares were then being redeemed by the Shareholder pursuant to Article V, Section 2, upon such conditions as may from time to time be determined by the Trustees. Upon redemption of Shares pursuant to this Article V, Section 3, the Trust shall promptly cause payment of the full redemption price to be made to such Shareholder for Shares so redeemed.

Section 4       Determination of Net Asset Value.

The Trustees shall cause the Net Asset Value of Shares of each Series or Class to be determined from time to time in a manner consistent with applicable laws and regulations. The Trustees may delegate the power and duty to determine Net Asset Value per Share to one or more Trustees or officers of the Trust or to a custodian, depository or other agent appointed for such purpose. The Net Asset Value of Shares shall be determined separately for each Series or Class at such times as may be prescribed by the Trustees or, in the absence of action by the Trustees, as of the close of the regular trading session on the New York Stock Exchange on each day for all or part of which such Exchange is open for unrestricted trading.

Section 5       Suspension of Right of Redemption.

If, as referred to in Section 2 of this Article, the Trustees postpone payment of the redemption price and suspend the right of Shareholders to redeem their Shares, such suspension shall take effect at the time the Trustees shall specify, but not later than the close of business on the business day next following the declaration of suspension. Thereafter Shareholders shall have no right of redemption or payment until the Trustees declare the end of the suspension. If the right of redemption is suspended, a Shareholder may either withdraw his request for redemption or receive payment based on the Net Asset Value per Share next determined after the suspension terminates.

Section 6       Redemptions Necessary for Qualification as Regulated Investment Company.

If the Trustees shall determine that direct or indirect ownership of Shares of any Series has or may become concentrated in any person to an extent which would disqualify any Series as a regulated investment company under the Internal Revenue Code, then the Trustees shall have the power (but not the obligation) by lot or other means they deem equitable to (a) call for redemption by any such person of a number, or principal amount, of Shares sufficient to maintain or bring the direct or indirect ownership of Shares into conformity with the requirements for such qualification and (b) refuse to transfer or issue Shares to any person whose acquisition of Shares in question would, in the Trustees’ judgment, result in such disqualification. Any such redemption shall be effected at the redemption price and in the manner provided in this Article. Shareholders shall upon demand disclose to the Trustees in writing such information concerning direct and indirect ownership of Shares as the Trustees deem necessary to comply with the requirements of any taxing authority.

ARTICLE VI

SHAREHOLDERS’ VOTING POWERS AND MEETINGS

Section 1       Voting Powers.

The Shareholders shall have power to vote only with respect to (a) the election of Trustees as provided in Section 2 of this Article; (b) the removal of Trustees as provided in Article II, Section 3(d); (c) any investment advisory or management contract as provided in Article VII, Section 1; (d) the amendment of this Trust Instrument to the extent and as provided in Article X, Section 8; and (e) such additional matters relating to the Trust or the applicable Series as may be required or authorized by law, this Trust Instrument, or the Bylaws or any registration of the Trust with the Commission or any State, or as the Trustees may consider desirable.

On any matter submitted to a vote of the Shareholders, all Shares shall be voted by individual Series or Class, except (a) when required by the 1940 Act, Shares shall be voted by in the aggregate and not by individual Series or Class; (b) when the matter involves any action that the Trustees have determined will affect only the interests of one or more Series or Class, the Shareholders of all such affected Series or Classes shall be entitled to vote thereon; and (c) for the election of Trustees. Each holder of Shares of each Series or Class, as applicable, shall be entitled to one vote for each dollar of net asset value (or fractional vote for each fractional dollar of net asset value) of such Shares standing in such Shareholder’s name on the books of the Trust or Series on the record date for such vote (with references in this Trust Instrument to “Shares voted” or Shares “entitled to vote” interpreted as “votes cast” or “votes entitled to be cast”). There shall be no cumulative voting in the election of Trustees. Shares may be voted in person or by proxy or in any manner provided for in the By-laws, which may provide that proxies may be given in writing or by any electronic or telecommunications device or in any other manner described in the By-laws or in a resolution of the Trustees, but if a proposal by anyone other than officers or Trustees is submitted to a vote of the Shareholders of any Series or Class, or if there is a proxy contest or proxy solicitation in opposition to any proposal by the officers or Trustees,

Shares may be voted only in person or by written proxy. Until Shares of a Series are issued, as to that Series the Trustees may exercise all rights of Shareholders and may take any action required or permitted to be taken by Shareholders by law, this Trust Instrument or the By-laws.

Section 2       Meetings of Shareholders.

Special meetings of the Shareholders of any Series or Class may be called by the Trustees and shall be called by the Trustees upon the written request of Shareholders owning at least twenty-five percent (25%) (or ten percent (10%) to the extent required by Section 16(a) of the 1940 Act) of the Outstanding Shares of such Series or Class entitled to vote. Shareholders shall be entitled to at least fifteen days’ notice of any meeting, given as determined by the Trustees.

Section 3       Quorum; Required Vote.

One-third of the Outstanding Shares of each Series or Class, or one-third of the Outstanding Shares of the Trust, entitled to vote in person or by proxy shall be a quorum for the transaction of business at a Shareholders’ meeting with respect to such Series or Class, or with respect to the entire Trust, as the case may be. Any lesser number shall be sufficient for adjournments. Any adjourned session of a Shareholders’ meeting may be held within a reasonable time without further notice. Except when a larger vote is required by law, this Trust Instrument or the Bylaws, a majority of the Outstanding Shares voted in person or by proxy shall decide any matters to be voted upon with respect to the entire Trust and a plurality of such Outstanding Shares shall elect a Trustee; provided, that if this Trust Instrument or applicable law permits or requires that Shares be voted on any matter by individual Series or Classes, then a majority of the Outstanding Shares of that Series or Class (or, if required by law, a Majority Shareholder Vote of that Series or Class) voted in person or by proxy on the matter shall decide that matter insofar as that Series or Class is concerned. Shareholders may act as to the Trust or any Series or Class by the written consent of a majority (or such greater amount as may be required by applicable law) of the Outstanding Shares of the Trust or of such Series or Class, as the case may be.

ARTICLE VII

CONTRACTS WITH SERVICE PROVIDERS

Section 1       Investment Adviser.

Subject to a Majority Shareholder Vote, the Trustees may enter into one or more investment advisory contracts on behalf of the Trust or any Series, providing for investment advisory services, statistical and research facilities and services, and other facilities and services to be furnished to the Trust or Series on terms and conditions acceptable to the Trustees. Any such contract may provide for the investment adviser to effect purchases, sales or exchanges of portfolio securities or other Trust Property on behalf of the Trustees or may authorize any officer or agent of the Trust to effect such purchases, sales or exchanges pursuant to recommendations of the investment adviser. The Trustees may authorize the investment adviser to employ one or more sub advisers. Any reference in this Trust Instrument to the investment adviser shall be deemed to include such sub-advisers, unless the context otherwise requires.

Section 2       Principal Underwriter.

The Trustees may enter into contracts on behalf of the Trust or any Series or Class, providing for the distribution and sale of Shares by the other party, either directly or as sales agent, on terms and conditions acceptable to the Trustees. The Trustees may adopt a plan or plans of distribution with respect to Shares of any Series or Class and enter into any related agreements, whereby the Series or Class finances directly or indirectly any activity that is primarily intended to result in sales of its Shares, subject to the requirements of Section 12 of the 1940 Act, Rule 12b 1 thereunder, and other applicable rules and regulations.

Section 3       Transfer Agency, Shareholder Services, and Administration Agreements.

The Trustees, on behalf of the Trust or any Series or Class, may enter into transfer agency agreements, Shareholder service agreements, and administration and management agreements with any party or parties on terms and conditions acceptable to the Trustees.

Section 4       Custodian.

The Trustees shall at all times place and maintain the securities and similar investments of the Trust and of each Series in custody meeting the requirements of Section 17(f) of the 1940 Act and the rules thereunder. The Trustees, on behalf of the Trust or any Series, may enter into an agreement with a custodian on terms and conditions acceptable to the Trustees, providing for the custodian, among other things, to (a) hold the securities owned by the Trust or any Series and deliver the same upon written order or oral order confirmed in writing, (b) receive and receipt for any moneys due to the Trust or any Series and deposit the same in its own banking department or elsewhere, (c) disburse such funds upon orders or vouchers, and (d) employ one or more sub custodians.

Section 5       Parties to Contracts with Service Providers.

The Trustees may enter into any contract referred to in this Article with any entity, although one more of the Trustees or officers of the Trust may be an officer, director, trustee, partner, shareholder, or member of such entity, and no such contract shall be invalidated or rendered void or voidable because of such relationship. No person having such a relationship shall be disqualified from voting on or executing a contract in his capacity as Trustee and/or Shareholder, or be liable merely by reason of such relationship for any loss or expense to the Trust with respect to such a contract or accountable for any profit realized directly or indirectly therefrom.

Any contract referred to in Sections 1 and 2 of this Article shall be consistent with and subject to the applicable requirements of Section 15 of the 1940 Act and the rules and orders thereunder with respect to its continuance in effect, its termination, and the method of authorization and approval of such contract or renewal. No amendment to a contract referred to in Section 1 of this Article shall be effective unless assented to in a manner consistent with the requirements of Section 15 of the 1940 Act, and the rules and orders thereunder.

ARTICLE VIII

EXPENSES OF THE TRUST AND SERIES

Subject to Article IV, Section 4, the Trust or a particular Series shall pay, or shall reimburse the Trustees from the Trust Property or the applicable Series Property of the particular Series, for their expenses and disbursements, including, but not limited to, interest charges, taxes, brokerage fees and commissions; expenses of issue, repurchase and redemption of Shares; certain insurance premiums; applicable fees, interest charges and expenses of third parties, including the Trust’s investment advisers, managers, administrators, distributors, custodians, transfer agents and fund accountants; fees of pricing, interest, dividend, credit and other reporting services; costs of membership in trade associations; telecommunications expenses; funds transmission expenses; auditing, legal and compliance expenses; costs of forming the Trust and its Series and maintaining its existence; costs of preparing and printing the prospectuses of the Trust and each Series, statements of additional information and Shareholder reports and delivering them to Shareholders; expenses of meetings of Shareholders and proxy solicitations therefor; costs of maintaining books and accounts; costs of reproduction, stationery and supplies; fees and expenses of the Trustees and members of the Advisory Board; compensation of the Trust’s officers and employees and costs of other personnel performing services for the Trust or any Series; costs of Trustee meetings and meetings of the Advisory Board; Commission registration fees and related expenses; state or foreign securities laws registration fees and related expenses; and for such non-recurring items as may arise, including litigation to which the Trust or a Series (or a Trustee or officer of the Trust acting as such) is a party, and for all losses and liabilities by them incurred in administering the Trust. The Trustees shall have a lien on the assets belonging to the appropriate Series, or in the case of an expense allocable to more than one Series, on the assets of each such Series, prior to any rights or interests of the Shareholders thereto, for the reimbursement to them of such expenses, disbursements, losses and liabilities. This Article shall not preclude the Trust or any Series from directly paying any of the aforementioned fees and expenses.

ARTICLE IX

LIMITATION OF LIABILITY AND INDEMNIFICATION

Section 1       Limitation of Liability.

All persons contracting with or having any claim against the Trust or a particular Series shall look only to the assets of the Trust or such Series for payment under such contract or claim; and neither the Trustees nor any of the Trust’s officers, employees, members of the Advisory Board or agents, whether past, present or future, shall be personally liable therefor. Every written instrument or obligation on behalf of the Trust or any Series shall contain a statement to the foregoing effect, but the absence of such statement shall not operate to make any Trustee or officer of the Trust liable thereunder. Provided they have exercised reasonable care and have acted under the reasonable belief that their actions are in the best interest of the Trust, the Trustees and officers of the Trust shall not be responsible or liable for any act or omission or for neglect or wrongdoing of them or any officer, agent, employee, investment adviser or independent contractor of the Trust, but nothing contained in this Trust Instrument or in the

Delaware Act shall protect any Trustee or officer of the Trust against liability to the Trust or to Shareholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

Section 2       Indemnification.

(a)       Subject to the exceptions and limitations contained in subsection (b) below:

  (i)       every person who is, or has been, a Trustee, officer, member of the Advisory Board, employee of the Trust or any Series, or member of a committee of the Board of Trustees (“Covered Person”) shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof, whether or not he is a Covered Person at the time such expenses are incurred;

  (ii)       as used herein, the words “claim,” “action,” “suit,” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or other, including appeals), actual or threatened, and the words “liability” and “expenses” shall include, without limitation, attorneys’ fees, costs, judgments, amounts paid in settlement, fines, penalties and other liabilities.

(b)       No indemnification shall be provided hereunder to a Covered Person:

  (i)       who shall have been adjudicated by a court or body before which the proceeding was brought (A) to be liable to the Trust or a Series, or any Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office, or (B) not to have acted in good faith in the reasonable belief that his action was in the best interest of the Trust or the applicable Series, as the case may be; or

  (ii)       in the event of a settlement, unless there has been a determination that such Covered Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office: (A) by the court or other body approving the settlement; (B) by at least a majority of those Trustees who are neither Interested Persons of the Trust nor are parties to the matter based upon a review of readily available facts (as opposed to a full trial type inquiry); or (C) by written opinion of independent legal counsel based upon a review of readily available facts (as opposed to a full trial type inquiry).

(c)       The rights of indemnification herein provided may be insured against by policies maintained by the Trust, shall be severable, shall not be exclusive of or affect any other rights to which any Covered Person may now or hereafter be entitled, and shall inure to the benefit of the heirs, executors and administrators of a Covered Person.

(d)       To the maximum extent permitted by applicable law, expenses in connection with the preparation and presentation of a defense to any claim, action, suit or proceeding of the character described in subsection (a) of this Section may be paid by the Trust or applicable Series from time to time prior to final disposition thereof upon receipt of an undertaking by or on behalf of such Covered Person that such amount will be paid over by him to the Trust or applicable Series if it is ultimately determined that he is not entitled to indemnification under this Section; provided, however, that either (i) such Covered Person shall have provided appropriate security for such undertaking, (ii) the Trust or Series, as applicable, is insured against losses arising out of any such advance payments or (iii) either a majority of the Trustees who are neither Interested Persons of the Trust nor parties to the matter, or independent legal counsel in a written opinion, shall have determined, based upon a review of readily available facts (as opposed to a full trial-type inquiry) that there is reason to believe that such Covered Person will not be disqualified from indemnification under this Section.

(e)       Any repeal or modification of this Article IX by the Shareholders of the Trust, or adoption or modification of any other provision of the Trust Instrument or Bylaws inconsistent with this Article, shall be prospective only, to the extent that such repeal or modification would, if applied retrospectively, adversely affect any limitation on the liability of any Covered Person or indemnification available to any Covered Person with respect to any act or omission which occurred prior to such repeal, modification or adoption.

Section 3       Indemnification of Shareholders.

If any Shareholder or former Shareholder of any Series shall be held personally liable solely by reason of his being or having been a Shareholder and not because of his acts or omissions or for some other reason, the Shareholder or former Shareholder (or his heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Trust, on behalf of the affected Series, shall, upon request by such Shareholder, assume the defense of any such claim made against such Shareholder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

ARTICLE X

MISCELLANEOUS

Section 1       Trust Not a Partnership.

This Trust Instrument creates a statutory trust and not a partnership. No Trustee shall have any power to bind personally either the Trust’s officers or any Shareholder.

Section 2       Trustee Action; Expert Advice; No Bond or Surety.

The exercise by the Trustees of their powers and discretion hereunder in good faith and with reasonable care under the circumstances then prevailing shall be binding upon everyone interested. Subject to the provisions of Article IX, the Trustees shall not be liable for errors of judgment or mistakes of fact or law. The Trustees may take advice of counsel, members of the

Advisory Board or other experts with respect to the meaning and operation of this Trust Instrument, and subject to the provisions of Article IX, shall not be liable for any act or omission in accordance with such advice or for failing to follow such advice. The Trustees shall not be required to give any bond as such, nor any surety if a bond is obtained.

Section 3       Record Dates.

The Trustees may fix in advance a date up to one hundred twenty (120) days before the date of any Shareholders’ meeting, or the date for the payment of any dividends or other distributions, or the date for the allotment of rights, or the date when any change or conversion or exchange of Shares shall go into effect as a record date for the determination of the Shareholders entitled to notice of, and to vote at, any such meeting, or entitled to receive payment of such dividend or other distribution, or to receive any such allotment of rights, or to exercise such rights in respect of any such change, conversion or exchange of Shares. Any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof.

Section 4       Termination of the Trust, Series or Class.

(a)       Unless terminated as provided herein, the Trust shall continue without limitation of time. The Trust may be dissolved at any time by the Trustees by written notice to the Shareholders. Any Series may be dissolved at any time by the Trustees by written notice to the Shareholders of such Series. Any Class of any Series may be terminated at any time by the Trustees by written notice to the Shareholders of such Class. Any action to dissolve the Trust shall be deemed to also be an action to dissolve each Series and each Class thereof.

(b)       Upon the requisite action by the Trustees to dissolve the Trust or any one or more Series, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated, of the Trust or of the particular Series as required by law, the Trust or such Series, as applicable, shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets of the Trust or of the affected Series to distributable form in cash or Shares (if any Series remain) or other securities, or any combination thereof, and distribute ratably the proceeds to the Shareholders of the Trust or Series involved. Thereupon, any affected Series or Class shall terminate and the Trustees and the Trust shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to such Series or Class shall be canceled and discharged. Upon the requisite action by the Trustees to terminate any Class of any Series, the Trustees may, to the extent they deem it appropriate, follow the procedures set forth in this Section 4(b) with respect to such Class that are specified in connection with the dissolution and winding up of the Trust or any Series. Alternatively, in connection with the termination of any Class of any Series, the Trustees may treat such termination as a redemption of the Shareholders of such Class effected provided that the costs relating to the termination of such Class may, to the extent consistent with the 1940 Act and other applicable law, be included in the determination of the net asset value of the Shares of such Class for purposes of determining the redemption price to be paid to the Shareholders of such Class (to the extent not otherwise included in such determination).

(c)       Following completion of winding up of the Trust’s business, the Trustees shall cause a certificate of cancellation of the Trust’s Certificate of Trust to be filed in accordance with the Delaware Act, which certificate of cancellation may be signed by any one Trustee. Upon termination of the Trust, the Trustees shall be discharged of any and all further liabilities and duties relating thereto or arising therefrom, and the right, title and interest of all parties with respect to the Trust shall be canceled and discharged.

Section 5       Reorganization.

The Trust, or any one or more Series or Classes, may, either as the successor, survivor, or non-survivor, (1) consolidate or merge with one or more other trusts, sub-trusts, partnerships, limited liability companies, associations or corporations (or series or class of a series with respect to the foregoing) organized under the laws of the State of Delaware or any other state of the United States, to form a consolidated or merged trust, sub-trust, partnership, limited liability company, association or corporation under the laws of which any one of the constituent entities is organized or (2) transfer a substantial portion of its assets to one or more other trusts, sub-trusts, partnerships, limited liability companies, associations or corporations (or series or class of a series with respect to the foregoing) organized under the laws of the State of Delaware or any other state of the United States, or have one or more such trusts, sub-trusts, partnerships, limited liability companies, associations or corporations (or series or class of a series with respect to the foregoing) transfer a substantial portion of its assets to it, any such consolidation, merger or transfer to be upon such terms and conditions as are specified in an agreement and plan of reorganization authorized and approved by the Trustees and entered into by the Trust, or one or more Series as the case may be, in connection therewith. Any such consolidation, merger or transfer may be authorized at any time by vote of a majority of the Trustees then in office without the need for Shareholder approval. Prior to giving effect to any such authorization, the Trust shall notify the Shareholders of the relevant Series or Class.

Pursuant to and in accordance with the provisions of Section 3815(f) of the Delaware Act, an agreement of merger or consolidation with respect to the Trust approved by the Trustees in accordance with this Section 5 may effect any amendment to the Trust Instrument or effect the adoption of a new trust instrument of the Trust if it is the surviving or resulting trust in the merger or consolidation.

Section 6       Trust Instrument.

The original or a copy of this Trust Instrument and of each amendment hereto or Trust Instrument supplemental shall be kept at the office of the Trust where it may be inspected by any Shareholder. Anyone dealing with the Trust may rely on a certificate by a Trustee or an officer of the Trust as to the authenticity of the Trust Instrument or any such amendments or supplements and as to any matters in connection with the Trust. The masculine gender herein shall include the feminine and neuter genders. Headings herein are for convenience only and shall not affect the construction of this Trust Instrument. This Trust Instrument may be executed in any number of counterparts, each of which shall be deemed an original.

Section 7       Applicable Law.

This Trust Instrument and the Trust created hereunder are governed by and construed and administered according to the Delaware Act and the applicable laws of the State of Delaware; provided, however, that there shall not be applicable to the Trust, the Trustees or this Trust Instrument (a) the provisions of Section 3540 of Title 12 of the Delaware Code, or (b) any provisions of the laws (statutory or common) of the State of Delaware (other than the Delaware Act) pertaining to trusts which relate to or regulate (i) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (ii) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (iii) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (iv) fees or other sums payable to trustees, officers, agents or employees of a trust, (v) the allocation of receipts and expenditures to income or principal, (vi) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (vii) the establishment of fiduciary or other standards of responsibilities or limitations on the acts or powers of trustees, which are inconsistent with the limitations or liabilities or authorities and powers of the Trustees set forth or referenced in this Trust Instrument. The Trust shall be of the type commonly called a Delaware statutory trust, and, without limiting the provisions hereof, the Trust may exercise all powers which are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to trusts or actions that may be engaged in by trusts under the Delaware Act, and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

Section 8       Amendments.

Except as otherwise expressly set forth herein, the Trustees may, without any Shareholder vote, amend or otherwise supplement this Trust Instrument by making an amendment, a Trust Instrument supplemental hereto or an amended and restated trust instrument; provided, that Shareholders shall have the right to vote on any amendment (a) which would affect the voting rights of Shareholders granted in Article VI, Section 1, (b) to this Section 8, (c) required to be approved by Shareholders by law or by the Trust’s registration statement(s) filed with the Commission, and (d) submitted to them by the Trustees in their discretion. Any amendment submitted to Shareholders which the Trustees determine would affect the Shareholders of any Series shall be authorized by vote of the Shareholders of such Series and no vote shall be required of Shareholders of a Series not affected. Notwithstanding anything else herein, any amendment to Article IX which would have the effect of reducing the indemnification and other rights provided thereby to Trustees, officers, employees, and agents of the Trust or to Shareholders or former Shareholders, and any repeal or amendment of this sentence, shall each require the affirmative vote of the holders of two thirds of the Outstanding Shares of the Trust entitled to vote thereon.

Section 9       Fiscal Year.

The fiscal year of the Trust and each Series shall end on a specified date as set forth in the Bylaws. The Trustees may change the fiscal year of the Trust or any Series without Shareholder approval.

Section 10       Severability.

The provisions of this Trust Instrument are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Trust Instrument; provided, however, that such determination shall not affect any of the remaining provisions of this Trust Instrument or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of this Trust Instrument.

Section 11       Use of the Name “Janus”.

Janus International Holding LLC (“JIH”) has consented to the use by the Trust and by each Series thereof to the identifying word “Janus” in the name of the Trust and of each Series, or other use in connection with the Trust and/or each series, as applicable. Such consent is conditioned upon the Trust’s employment of Janus Capital Management LLC as investment adviser to the Trust and to each Series. As between JIH and the Trust, JIH shall control the use of such name insofar as such name contains the identifying word “Janus.” JIH may from time to time use the identifying word “Janus” or license the use of the identifying word “Janus” in other connections and for other purposes, including without limitation in the names of other investment companies, corporations or businesses that it or one of its affiliates may manage, advise, sponsor or own or in which it or one of its affiliates may have a financial interest. JIH may require the Trust or any Series to cease using the identifying word “Janus” in the name of the Trust or any Series if the Trust or Series ceases to employ Janus Capital Management LLC or a subsidiary or affiliate thereof as investment adviser.

IN WITNESS WHEREOF, the undersigned, being the Trustees of the Trust, have executed this Trust Instrument as of the amended date first above written.

/s/ Michael Drew Elder
Michael Drew Elder
Address: 151 Detroit Street
Denver, Colorado 80206

STATE OF COLORADO     )

CITY OF DENVER              ) ss:

Before me this 7th day of December, 2015, personally appeared the above named individuals, each known to me to be the person who executed the foregoing instrument and who acknowledged that he or she executed the same.

/s/ Juli A. Smith

Notary Public

My Commission expires 11/09/2016.

SCHEDULE A

Series of the Trust

Conservative Portfolio

Moderate Portfolio

Growth Portfolio

December 7, 2015